AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

LAND NEWCO, INC.,

a Delaware corporation

ARTICLE I
NAME

The name of the Corporation is LAND NEWCO, INC. (the "***Corporation***").

ARTICLE II
INCORPORATOR

The name and mailing address of the incorporator are:

Patricia M. Whaley
511 W. Freshwater Way
Milwaukee, WI 53204

ARTICLE III
REGISTERED OFFICE

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE IV
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "***DGCL***").

ARTICLE V
CAPITAL STOCK

5.1 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 210,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.01 per share ("***Common Stock***"), and 10,000,000 shares of preferred stock, par value $0.01 per share ("***Preferred Stock***").

5.2 Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 5.4 of this amended and restated certificate of incorporation of the Corporation (as further amended from time to time in accordance with the provisions hereof and including, without limitation, the terms of any certificate of designation with respect to any series of Preferred Stock, this "***Certificate of Incorporation***").

5.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of shares of Common Stock are entitled to vote. The holders of shares of Common Stock shall not have cumulative voting rights. Except as otherwise required by law or this Certificate of Incorporation, and subject to the rights of the holders of shares of Preferred Stock, if any, at any annual or special meeting of the stockholders of the Corporation, the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.

(b) Subject to the rights of the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the board of directors of the Corporation (the "***Board***") from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of shares of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

5.4 Preferred Stock.

(a) The Board is expressly authorized to issue from time to time shares of Preferred Stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board. The Board is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b) The Board is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, stated in this Certificate of Incorporation or the resolution of the Board originally fixing the number of shares of such series. If the number of shares of any series of Preferred Stock is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE VI
BOARD OF DIRECTORS

6.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

6.2 Number of Directors; Election; Term.

(a) The number of members of the entire Board shall be fixed, from time to time, exclusively by the Board in accordance with the bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof and thereof, the "***Bylaws***"), subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if any.

(b) Notwithstanding the foregoing provisions of this Section 6.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal.

(c) Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VII
AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation.

ARTICLE VIII
STOCKHOLDERS

7.1 Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation may be effected through written consent only if such written consent is given by all of the stockholders of the Corporation. Otherwise, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

ARTICLE IX
LIMITATION OF LIABILITY AND INDEMNIFICATION

9.1 Limitation of Personal Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

9.2 Indemnification.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (general or limited), limited liability company, joint venture, trust or other enterprise (collectively, "another enterprise" or an "other enterprise"), including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be

amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, testators, intestates, executors and administrators; and such right shall include the right to be paid by the Corporation the expenses reasonably incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 9.2 or otherwise. The rights to indemnification and advancement of expenses conferred upon officers and directors of this Corporation in this Article IX shall be a contract right, shall vest when such person becomes a director or officer of the Corporation or, while serving as a director or officer of the Corporation, a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation or, while serving as a director or officer of the Corporation, a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

(b) If (X) a claim under Section 9.2(a) of this Article IX with respect to any right to indemnification is not paid in full (following the final disposition of the proceeding) by the Corporation within thirty (30) days after a written claim has been received by the Corporation, or (Y) a claim under Section 9.2(a) of this Article IX with respect to any right to advancement of expenses is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid the reasonable expense (including attorneys' fees) of prosecuting or defending such suit. In any suit brought by an indemnitee to enforce a right to indemnification or to an advancement of expenses (whether hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking or otherwise), the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation. In any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not a suit brought by an indemnitee seeking to enforce a right to an advancement of expenses), it shall be a defense by the Corporation that the indemnitee has not met any applicable standard required for indemnification under applicable law. With respect to any suit brought by an indemnitee to enforce a right to indemnification or a right to advancement of expenses or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such indemnitee is proper in the circumstances because such indemnitee has met the applicable standards of conduct

under applicable law, nor (ii) an actual determination by the Corporation that such indemnitee has not met such applicable standards of conduct, shall create a presumption that such indemnitee has not met the applicable standards of conduct or, in a case brought by such indemnitee seeking to enforce a right to indemnification, be a defense to such suit.

(c) Anything in this Article IX to the contrary notwithstanding, except for proceedings initiated by an indemnitee to enforce a right to indemnification or advancement of expenses, whether as provided in Section 9.2(b) of this Article IX or otherwise, with respect to a proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of another enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys' fees) to such person in connection with prosecuting such proceeding unless such proceeding was authorized by the Board of Directors of the Corporation. For the avoidance of doubt, no compulsory counterclaim against the Corporation in a proceeding initiated by or on behalf of the Corporation against or involving the indemnitee and, to the extent reasonably related to the defense of any such proceeding, no other counterclaim, cross-claim, affirmative defense, or like claim of an indemnitee asserted against the Corporation in an proceeding initiated by or on behalf of the Corporation against the indemnitee, shall be considered a proceeding or claim initiated or prosecuted by the indemnitee for purposes of this subsection (c).

(d) Anything in this Article IX to the contrary notwithstanding, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed proceeding referred to in Section 145(a) or (b) of the DGCL (whether such director or officer was a party to such proceeding by reason of the fact that he or she is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another enterprise), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

(e) For purposes of this Article IX: (i) references to serving at the request of the Corporation as a director or officer of another enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (ii) references to serving at the request of the Corporation as an employee or agent of another enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; and (iii) references to a director of another enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity's affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

(f) The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire

under any statute, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

9.3 Insurance. The Corporation shall purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

9.4 Amendment or Repeal. Any amendment or repeal of the provisions of this Article IX, or the adoption of any provision inconsistent with the provisions of this Article IX, shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act or omission occurring prior to the time of such amendment or repeal (regardless of whether the proceeding relating to such acts or omissions, or any proceeding relating to such person's rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person's rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

9.5 Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE X
MISCELLANEOUS

10.1 Forum for Certain Actions.

(a) Forum. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former

director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (in each case, as may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an "internal corporate claim," as defined in Section 115 of the DGCL, in all cases subject to the court's having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

(b) Personal Jurisdiction. If any action the subject matter of which is within the scope of subparagraph (a) of this Section 10.1 is filed in a court other than a court located within the State of Delaware (a "***Foreign Action***") in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subparagraph (a) of this Section 10.1 (an "***Enforcement Action***") and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder.

(c) Enforceability. If any provision of this Section 10.1 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 10.1, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(d) Notice and Consent. For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.1.

10.2 Amendment. The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 10.2.

10.3 Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

10.4 DGCL Section 203 Opt-Out. The Corporation elects not to be governed by Section 203 of the DGCL.